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                                                                      EXHIBIT 21

                       MPW INDUSTRIAL SERVICES GROUP, INC.

                             LIST OF SUBSIDIARIES(1)
                             -----------------------


                                                             JURISDICTION OF
         NAME                                                 ORGANIZATION
         ----                                                 ------------

Aquatech Environmental, Inc.                                    Michigan

ESI International, Inc.                                           Ohio
         ESI North, Limited                                       Ohio
MPW Industrial Services, Inc.                                     Ohio
         MPW Management Services Corp.                            Ohio
                  MPW Industrial Services, Ltd.                  Canada
                  MPW Industrial, L.L.C. of V.C.                 Mexico
                  Weston Engineering, Inc.                        Ohio






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1        This Exhibit 21 to the Registration Statement sets forth the names of all of the entities expected to be subsidiaries of MPW Industrial Services Group, Inc. at the time such Registration Statement becomes effective.